Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S-8 of our report dated June 17, 2016 relating to the financial statements and supplemental financial statement schedule of the Eversource 401k Plan, appearing in this Annual Report on Form 11-K of Eversource 401k Plan for the years ended December 31, 2015 and 2014.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 17, 2016